FIRST AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

THIS FIRST AMENDMENT, by and between LINCOLN FINANCIAL INVESTMENTS CORPORATION (“Adviser”), LINCOLN NATIONAL LIFE INSURANCE (“Administrator”), and MODERN WOODMeN OF AMERICA (“Society”), a fraternal benefit society organized under the laws of the State of Illinois, is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, Adviser and Society hereto entered into the Administrative Services Agreement (“Agreement”), executed and effective as of May 1, 2023;

WHEREAS, Adviser desires to assign the Agreement to Administrator, its affiliate and the administrator to the Funds; and

WHEREAS, the parties desire to amend the Agreement to update the Funds listed in Schedule One of the Agreement.

NOW, THEREFORE, in consideration of their mutual promises and covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Schedule One shall be deleted in its entirety and replaced with Schedule One attached hereto.

2.	Adviser hereby assigns to Administrator all of Adviser's rights, title, and interest in and to the Agreement. Administrator hereby accepts said assignment and assumes the Agreement and all duties and obligations of Adviser thereunder. All references in the Agreement to “Lincoln Financial Investments Corporation” or the “Adviser” are hereby replaced with “Lincoln National Life Insurance Company” or the “Administrator,” respectively. Administrator agrees that the terms and conditions of the Agreement which previously applied to Adviser are hereby ratified, confirmed by, and made applicable to Administrator.

3.	Paragraph 4 of the Agreement shall be deleted in its entirety and replaced by the following:

In consideration of the performance of the Administrative Services by Society with respect to the Contracts, beginning on the date hereof, Administrator agrees to pay Society an annual fee which shall equal a percentage (the “Asset Fee” set forth on Schedule One hereto) of the average daily value of each Fund’s assets attributable to the Contracts held by the Variable Contract Owners. The foregoing fee will be paid by Administrator to Society quarterly within thirty (30) days after the end of the calendar quarter. For purposes of determining the payment, the total of the average daily net assets in the applicable Funds shall be multiplied by the Asset Fee multiplied by the actual number of calendar days in the period divided by the number of calendar days in the year.

Notwithstanding anything in this Agreement or the Participation Agreement appearing to the contrary, the payments by Administrator to Society relate solely to the performance by Society of the Administrative Services described herein only, and do not constitute payment in any manner for services provided by Society to any separate account organized by Society, or for any investment advisory services, or for costs associated with the distribution of any variable annuity contracts.

4.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

5.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

6.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

LINCOLN FINANCIAL INVESTMENTS CORPORATION		MODERN WOODMeN OF AMERICA

By:	/s/ Benjamin Richer	By:	/s/ Jerald J. Lyphout
Name:	Benjamin Richer	Title:	President
Title:	SVP, Head of Funds Management	Name:	Jerald J. Lyphout

LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Benjamin Richer

Name:	Benjamin Richer

Title:	SVP, Head of Funds Management

SCHEDULE ONE

Investment Company Name	Fund Names	Asset Fee
Lincoln Variable Insurance Products Trust	LVIP American Century Capital Appreciation Fund – Standard Class II	0.25%
	LVIP American Century Mid Cap Value Fund – Standard Class II	0.25%
	LVIP American Century Ultra Fund – Standard Class II	0.25%
	LVIP JPMorgan Mid Cap Value Fund	0.25%
	LVIP JPMorgan Small Cap Core Fund	0.25%

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